Exhibit 21-a
ADC Telecommunications, Inc.
Subsidiaries
12/17/2007

Name	Jurisdiction

ADC (Australia) Technique PTY Limited	Australia

ADC (Hong Kong) Holding Co., Limited	Hong Kong

ADC (India) Communications & Infotech Private Limited	India

ADC Beteiligungsgesellschaft mbH	Germany

ADC Broadband Italy S.r.l.	Italy

ADC Chile Ltda.	Chile

ADC Communications (Australia) PTY Limited	Australia

ADC Communications (NZ) Ltd.	New Zealand

ADC Communications (SEA) Pte. Ltd.	Singapore

ADC Communications (Shanghai) Company Ltd.	People’s Republic of China

ADC Communications (Thailand) Ltd.	Thailand

ADC Communications (UK) Holding Ltd.	United Kingdom

ADC Communications (UK) Ltd.	United Kingdom

ADC Communications Hong Kong Limited	Hong Kong

ADC Connectivity Solutions LLC	Minnesota

ADC Czech Republic, s.r.o.	Czech Republic

ADC DSL Systems, Inc.	Delaware

ADC Digital Communications, Inc.	Delaware

ADC EMEA Holding GmbH	Germany

ADC Europe N.V.	Belgium

ADC Global Holdings, Inc.	Minnesota

ADC GmbH	Germany

ADC Holding, Inc.	Delaware

ADC Incorporated	Colorado

Name	Jurisdiction

ADC Informationssysteme GmbH	Germany

ADC International Holding Company	Minnesota

ADC International Holding, Inc.	Delaware

ADC International OUS, Inc.	Minnesota

ADC Italia S.r.l	Italy

ADC Manufacturing Services PTY Limited	Australia

ADC Metrica Ireland Limited	Ireland

ADC OUS Holdings, LLC	Delaware

ADC Optical Systems, Inc.	Delaware

ADC Puerto Rico, Inc.	Puerto Rico

ADC Services GmbH	Germany

ADC Soluciones de Conectividad, S.A.	Spain

ADC Systems Integration France SAS	France

ADC Telecom Canada Inc.	Canada

ADC Telecommunicacoes Industria e Comercio Ltda.	Brazil

ADC Telecommunications (Africa) (Proprietary) Limited	South Africa

ADC Telecommunications (China) Limited	People’s Republic of China

ADC Telecommunications (Scotland) Limited	Scotland

ADC Telecommunications (Shanghai) Distribution Co., Ltd.	People’s Republic of China

ADC Telecommunications Australia Pty. Limited	Australia

ADC Telecommunications Equipment (Shanghai) Co., Ltd.	People’s Republic of China

ADC Telecommunications GmbH	Germany

ADC Telecommunications India Private Limited	India

ADC Telecommunications Netherlands B.V.	Netherlands

ADC Telecommunications Sales Holdings LLC	Minnesota

ADC Telecommunications Singapore Pte Limited	Singapore

ADC Telecommunications UK Ltd.	United Kingdom

Name	Jurisdiction

ADC Telecomunicaciones Venezuela, S.A.	Venezuela

ADC Telecomunicacoes do Brasil Ltda.	Brazil

ADC Wireless Solutions LLC	Minnesota

ADC de Delicias, S. de R.L. de C.V.	Mexico

ADC de Juarez, S. de R.L. de C.V.	Mexico

ADC de Mexico S.A. de C.V.	Mexico

ANIHA Telecommunications Products Co., Ltd	Japan

Codenoll Technology Corporation	Delaware

Companhia De Technologia Moveis (Macau) LDA	Macau

FONS (Ireland) Limited	Ireland

FONS Nitta Asia Pacific Corporation	Japan

Fiber Optic Network Solutions Corp.	Massachusetts

KRONE Communications Ltd.	India

KRONE Comunicaciones S.A. de C.V.	Mexico

KRONE Hellas Telecommunication S.A., Greece	Greece

LGC Wireless, Inc.	Delaware

LGC Wireless International, Inc.	Delaware

LGC Wireless Services, Inc.	Delaware

LGC Wireless Telecomuicacaes LTDA	Brazil

LGC Wireless B.V.	Netherlands

LGC Wireless Limited	United Kingdom

LGC Wireless (M) SDN, BHD.	Malaysia

Nihon ADC Kabushiki Kaisha	Japan

PT KRONE Indonesia	Indonesia

Princeton Optics, Inc.	New Jersey

Teleprocessing Products, Inc.	California